EXHIBIT 10.1

AGREEMENT AND PLAN OF MERGER

        THIS AGREEMENT AND PLAN OF MERGER (the "Agreement") is made and entered into as of this September 28, 2001, by and among Ascent Energy Inc., a Delaware corporation ("Ascent"), Devo Holding Company, LLC, a Delaware limited liability company ("Devo"), and Devo Operating Company, LLC, a Delaware limited liability company and wholly-owned subsidiary of Devo ("DOC").

W I T N E S S E T H:

        WHEREAS, the Board of Directors of Ascent and the Board of Managers of each of Devo and DOC deem it advisable and in the best interests of Ascent, Devo and DOC, respectively, and their stockholders and members, respectively, that Devo and DOC be merged with and into Ascent (the "Merger") pursuant to the provisions of the Delaware General Corporation Law (the "DGCL") and the Delaware Limited Liability Company Act (the "DLLCA");

        NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements herein contained, the parties hereto agree as follows:

ARTICLE I
THE MERGER

        Section 1.1     The Merger. Upon the terms and subject to the conditions hereinafter set forth, at the Effective Time (as defined below), Devo and DOC shall be merged with and into Ascent, the separate existence of Devo and DOC shall cease, and Ascent shall remain in existence as the surviving entity.

        Section 1.2     Effective Time. The certificate of merger in the form attached hereto as Exhibit "A" (the "Certificate of Merger") shall be executed and delivered by a duly authorized officer of Ascent and filed in the office of the Delaware Secretary of State in the manner provided in the relevant provisions of the DGCL and the DLLCA as soon as practicable on or after the date hereof. The Merger will become effective when the Certificate of Merger is filed with the Delaware Secretary of State (the "Effective Time").

        Section 1.3     Organization; Management. The certificate of incorporation, bylaws, directors and officers of Ascent as in effect or holding office at the Effective Time shall constitute the certificate of incorporation, bylaws, directors and officers, respectively, of Ascent immediately following the Effective Time, until such time as duly amended, replaced or removed thereafter.

ARTICLE II
CONVERSION OF SHARES

        Section 2.1     Conversion of Units; Exchange of Certificates.

        (a) At the Effective Time, by virtue of the Merger and without any further action on the part of Ascent, Devo or DOC, each unit representing limited liability company interests in Devo issued and outstanding at the Effective Time (the "Units") will be converted into the right to receive $1.07607450 principal amount of Ascent's 11¾% Senior Notes, to be issued under that certain Indenture, dated as of the date hereof, by and among Ascent, Ascent's present and future subsidiaries as guarantors, and U.S. Bank, N.A. as trustee (the "Notes"). Each holder of record of a certificate or certificates that represented issued and outstanding Units immediately prior to the Effective Time shall surrender all such certificates for cancellation to Ascent. In exchange therefor, Ascent will issue the Notes to the Unit holders in accordance with the conversion ratio stated above, and the certificates representing the Units so surrendered will be canceled.

        (b) At the Effective Time, by virtue of the Merger and without any further action on the part of Ascent, Devo or DOC, all of the limited liability company interests in DOC will be cancelled, and no Notes or other consideration will be issued in exchange therefor.

        Section 2.2     No Further Rights in Limited Liability Company Interests. As of the Effective Time (i) all of the Units will no longer be outstanding and will automatically be canceled and cease to exist, and each holder of a certificate representing the Units will cease to have any rights with respect thereto, except the right upon surrender of certificates representing the Units to receive Notes and (ii) all of the limited liability company interests in DOC will no longer be outstanding and will automatically be cancelled and cease to exist, and each holder of a limited liability company interest in DOC will cease to have any rights with respect thereto.

        Section 2.3     Unit Transfer Books. At the Effective Time, the unit transfer books of Devo and DOC will be closed and there will be no further registration of transfers of shares of Units thereafter on the records of Devo.

ARTICLE III
REPRESENTATIONS AND WARRANTIES OF DEVO

        Devo and DOC hereby jointly and severally represent and warrant to Ascent as follows:

        Section 3.1     Organization; Qualification; Subsidiaries. Each of Devo and DOC is a limited liability company duly organized, validly existing and in good standing under the laws of the state of Delaware and has the requisite power and authority to own its properties and to carry on its business as it is now being conducted. No actions or proceedings to dissolve either Devo or DOC are pending. Each of Devo and DOC is qualified to do business as a foreign entity in each jurisdiction where applicable law requires such qualification. Neither Devo nor DOC is in violation of any provision of its respective articles of organization or limited liability company agreement.

        Section 3.2     Capital Stock; Assets and Subsidiaries.

        (a)     As of the date hereof, there are authorized, issued and outstanding 6,000,000 Units. All issued and outstanding Units have been duly authorized and are validly issued, fully paid and non-assessable.

        (b)     Devo is the owner of all of the issued and outstanding limited liability company interests in DOC.

         (c)     There are no outstanding options or other rights to acquire any limited liability company interests in either Devo or DOC or any security convertible into limited liability company interests in either Devo or DOC, and neither Devo nor DOC has any obligation or other commitment to issue, sell or deliver any of the foregoing. All of the Units and all of the limited liability company interests in DOC have been issued in compliance with all legal requirements and without violation of any pre-emptive or similar rights.

        Section 3.3     Authority. Each of Devo and DOC has the requisite power and authority to execute and deliver this Agreement and to carry out their obligations hereunder. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by the respective Boards of Managers and members of Devo and DOC. No corporate proceeding on the part of either Devo or DOC is necessary to authorize this Agreement or to consummate the transactions contemplated hereby other than the approval thereof by the holders of Units and the sole member of DOC. This Agreement has been duly executed and delivered by Devo and DOC and constitutes a valid and binding obligation of Devo and DOC, enforceable against them in accordance with its terms.

     Section 3.4     No Conflict. Neither the execution and the delivery of this Agreement nor the consummation of the transactions contemplated hereby, nor compliance with any of the terms hereof, do or will (a) conflict with or result in any breach of the provisions of the articles of organization or limited liability company agreement of either Devo or DOC, (b) result in the violation or breach of or constitute (with or without due notice or the lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, or any material license, contract, agreement or other instrument or obligation to which Devo or DOC is a party or by which Devo or DOC or any of their respective properties or assets may be bound, or (c) violate any order, writ, injunction, decree, statute, rule or regulation applicable to Devo or DOC or any of their respective properties or assets.

        Section 3.5     Consent. No consent, approval, order or authorization of, or declaration, filing or registration with, any governmental entity or other person is required to be obtained or made by either Devo or DOC in connection with the execution, delivery or performance by Devo and DOC of this Agreement or with the consummation by Devo and DOC of the transactions contemplated hereby.

        Section 3.6     Conduct of Business. Since the respective dates of formation of Devo and DOC: (i) DOC has taken no action other than to negotiate, execute, deliver and perform its obligations under that certain Purchase and Sale Agreement, dated April 20, 2001 and amended on May 14, 2001, by and among Devonian Energy Partners, L.P. and DOC (the "Purchase Agreement") and to operate the business and properties acquired pursuant to the Purchase Agreement in the ordinary course and in a manner consistent with customary practice in the oil and gas industry; (ii) Devo's sole activity has been the ownership of all of the limited liability company interests in DOC; (iii) there has been no event or condition of any character that has had, or can reasonably be expected to have, a material adverse effect on Devo, DOC or their respective properties or assets; (iv) Devo and DOC have used their reasonable best efforts to preserve the goodwill of suppliers, customers and others having business relations with either Devo or DOC; and (v) neither Devo nor DOC has knowingly taken any action to impair their ability to keep and preserve their respective businesses as they exist on the date of this Agreement.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF ASCENT

        Ascent hereby represents and warrants to Devo and DOC as follows:

        Section 4.1     Organization; Qualification. Ascent is a corporation duly organized, validly existing and in good standing under the laws of the state of Delaware and has the requisite corporate power and authority to own its properties and to carry on its business as it is now being conducted. No actions or proceedings to dissolve Ascent are pending.

        Section 4.2     Authority; Enforceability. Ascent has the requisite power and authority to execute and deliver this Agreement and to carry out its obligations hereunder. This Agreement has been duly executed and delivered by Ascent and constitutes a valid and binding obligation of Ascent, enforceable against it in accordance with its terms.

        Section 4.3     No Conflict. Neither the execution and the delivery of this Agreement nor the consummation of the transactions contemplated hereby, nor compliance with any of the terms hereof, do or will (a) conflict with or result in any breach of the provisions of the certificate of incorporation or bylaws of Ascent, (b) result in the violation or breach of or constitute (with or without due notice or the lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, or any material license, contract, agreement or other instrument or obligation to which Ascent is a party or by which Ascent or any of its properties or assets may be bound, or (c) violate any order, writ, injunction, decree, statute, rule or regulation applicable to Ascent or any of its properties or assets.

         Section 4.4     Consent. No consent, approval, order or authorization of, or declaration, filing or registration with, any governmental entity or other person is required to be obtained or made by Ascent in connection with the execution, delivery or performance by Ascent of this Agreement or in connection with the consummation by Ascent of the transactions contemplated hereby.

ARTICLE V
COVENANTS

        Section 5.1     Further Assurances. If, at any time after the Effective Time, Ascent determines that any deeds, bills of sale, assignments, assurances or any other actions or things are necessary or desirable to vest, perfect or confirm of record or otherwise in Ascent its right, title or interest in, to or under any of the rights, properties or assets of Devo or DOC acquired or to be acquired by Ascent as a result of, or in connection with, the Merger or otherwise to carry out this Agreement, the officers of Ascent will be authorized to execute and deliver, in the name and on behalf of Devo, DOC or otherwise, all such deeds, bills of sale, assignments and assurances and to take and do, in such names and on such behalves or otherwise, all such other actions and things as may be necessary or desirable to vest, perfect or confirm any and all right, title and interest in, to and under such rights, properties or assets in Ascent or otherwise to carry out the purposes of this Agreement.

         Section 5.2     Indemnification of Devo Directors and Officers. From and after the Effective Time of the Merger, Ascent will indemnify and hold harmless each person who is or was a director or officer of either Devo or DOC from and against all claims (and related expenses including, but not limited to, attorney's fees and amounts paid in settlement) made or threatened against such person by reason of the fact that he or she was a director or officer of Devo or DOC, to the same extent that such person would have been indemnified and held harmless if such claim and been made or threatened against him or her by reason of the fact that he or she was a director or officer of Ascent.

ARTICLE VI
MISCELLANEOUS

        Section 6.1     Amendment and Modification. This Agreement may be amended or modified only by the written agreement of the parties hereto.

        Section 6.2     Entire Agreement; No Third Party Beneficiaries. This Agreement (including the documents, exhibits and instruments referred to herein) (a) constitutes the entire agreement and supersedes all prior agreements, and understandings and communications, both written and oral, among the parties with respect to the subject matter hereof, and (b) is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

        Section 6.3     Governing Law. This Agreement will be governed and construed in accordance with the laws of the State of Delaware without regard to any applicable principles of conflicts of law.

        Section 6.4     Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder will be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties.

         Section 6.5     Severability. If any term or other provision of this Agreement is held by a court of competent jurisdiction to be invalid, illegal or incapable of being enforced by reason of any rule of law or public policy, all other conditions and provisions of this Agreement will nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any adverse manner to either party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto will negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible, and in any case such term or provision will be deemed amended to the extent necessary to make it no longer invalid, illegal or unenforceable.

        Section 6.6     Counterparts. This Agreement may be executed in multiple counterparts, each of which will be deemed an original and all of which taken together will constitute one and the same document.

[signatures appear on the following page]

        IN WITNESS WHEREOF, this Agreement is executed by the parties, acting through their duly authorized officers or representatives, as of the day and year first above written.

ASCENT ENERGY INC. (a Delaware corporation)

By:
Jeffrey Clarke President

DEVO HOLDING COMPANY, LLC (a Delaware limited liability company)

By:
Jeffrey Clarke President

DEVO OPERATING COMPANY, LLC (a Delaware limited liability company)

By:
Jeffrey Clarke President

CERTIFICATE OF MERGER
of
DEVO HOLDING COMPANY, LLC
and
DEVO OPERATING COMPANY, LLC
with and into
ASCENT ENERGY INC.

(Filed pursuant to Section 264(c) of the Delaware General Corporation Law
and Section 18-209 of the Delaware Limited Liability Company Act)

        The undersigned corporation, acting pursuant to Section 264(c) of the Delaware General Corporation Law and Section 18-209 of the Delaware Limited Liability Company Act, hereby certifies as follows:

        First:     That the name and state of organization of the entities that are parties to the merger to which this Certificate relates (the "Constituent Entities") are as follows:

Name	State of Organization and Type of Entity

Devo Holding Company, LLC ("Devo") Devo Operating Company, LLC ("DOC") Ascent Energy Inc. (the "Surviving Entity")	Delaware limited liability company Delaware limited liability company Delaware corporation

        Second:     That an Agreement and Plan of Merger among the Constituent Entities (the "Agreement"), providing for the merger of Devo and DOC with and into the Surviving Entity (the "Merger") has been approved, adopted, certified, executed and acknowledged by each of the Constituent Entities in accordance with the requirements of Section 264 of the Delaware General Corporation Law and Section 18-209 of the Delaware Limited Liability Company Act.

        Third:     That the Surviving Entity will survive the Merger and will continue to operate under its current name.

        Fourth:     That the Certificate of Incorporation of the Surviving Entity, as in effect at the Effective Time, shall continue in full force and effect as the Certificate of Incorporation of the Surviving Entity until altered, amended or repealed as provided therein or by law.

        Fifth:     That a copy of the Agreement is on file at the principal place of business of the Surviving Entity at 1700 Redbud Boulevard, Suite 450, McKinney, Texas 75069 and will be furnished by it upon request and without charge to any stockholder or member of any Constituent Entity.

         Sixth:     That a copy of the Agreement will be furnished by the Surviving Entity upon request and without cost to any stockholder or member of any Constituent Entity.

         IN WITNESS WHEREOF, the undersigned, being the President of the Surviving Entity, does make this Certificate of Merger, hereby declaring and certifying that this is the act and deed of the Surviving Entity and the facts herein stated are true, and accordingly the undersigned has hereunto set his hand this 28th day of September, 2001.

ASCENT ENERGY INC. (a Delaware corporation)

By:
Jeffrey Clarke President